SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549


                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




DATE  OF  REPORT  (Date of earliest event reported)  October 8, 1997


                        DELCHAMPS, INC.
     (Exact name of registrant as specified in its charter.)


      ALABAMA               0-12923              63-0245434
  (State or other       (Commission File       (IRS Employer
  jurisdiction of           Number)            Identification
   incorporation)                                 Number)



             305 DELCHAMPS DR., MOBILE, AL  36602
     (Address of Principal Executive Offices - Zip Code)



 Registrant's telephone number, including area code (334)433-0431


                              N/A

   (Former name or former address, if changed since last report.)




Item 5.  Other Events.

     (a) The Agreement for Termination, dated September 19, 1997, between Mr. David W. Morrow and Delchamps, Inc. (the "Company") provided for a payment of $2,623,664, less applicable withholding taxes. This amount was incorrect.
Accordingly, on September 25, 1997 the Company paid an additional $124,297, less applicable withholding taxes, to Mr. Morrow to correct the error.

     (b) On October 8, 1997, the Company issued the following press release:

                  FOR RELEASE:  October 8, 1997

Delchamps
                                          FOR MORE INFORMATION:
                                          Timothy  E.  Kullman,  Senior Vice
                                          President
                                          Chief Financial Officer, Secretary
                                          & Treasurer
                                          DELCHAMPS, INC. - Mobile, AL
                                          (334) 433-0437 ext. 217
                                          (334) 438-4586 FAX

              DELCHAMPS REPORTS FIRST QUARTER SALES AND EARNINGS
              ==================================================

MOBILE, AL, October 7, 1997 - Delchamps, Inc. (NASDAQ - NMS - DLCH) reported today a net loss of $1,026,000 for the thirteen week period ended  September

27,  1997.  These results include a charge of $3,486,000 for merger expenses related  to  the  acquisition  of  the  Company  by  Jitney-Jungle Stores of

America,   Inc.    Excluding   the   merger  expenses,  net  earnings   were

approximately $2,460,000.  Net earnings for last year's thirteen week period

ended September 28, 1996 were $204,000.   For the thirteen week period ended

September 27, 1997, the net loss per share  was  $.14.  Excluding the merger expenses, net earnings per share were approximately  $.34.  Net earnings per share for last year's corresponding thirteen week period were $.03.



      Sales  for  the  thirteen week period ended September  27,  1997  were

$271,989,000, a decrease  of  6.1%  from  last year's sales of $289,699,000.

Same store sales for the thirteen week period  decreased  6.3%  compared  to last year's corresponding thirteen week period.



      During  the thirteen week period ended September 27, 1997, the Company remodeled 3 supermarkets  and  closed two supermarkets.  As of September 27,

1997,   the  Company  operated  116  supermarkets   in   Alabama,   Florida,

Mississippi,  and  Louisiana  and  10 liquor stores in Florida.  The Company employs approximately 7,750 people.



              #      #      #      #      #      #      #      #



                        DELCHAMPS, INC. AND SUBSIDIARY
  Condensed Statements of Earnings - (In thousands except per share amounts)
                                 (Unaudited)


                                         Thirteen Weeks Ended      Thirteen Weeks Ended
                                        ----------------------    ----------------------
                                                9/27/97                   9/28/96
                                        ----------------------    ----------------------
                                          Amount      %Sales        Amount      %Sales
                                        ---------    ---------    ---------    ---------
Sales                                   $ 271,989      100.00     $ 289,699      100.00

Cost of Sales                             203,658       74.88       224,332       77.44
                                        ---------    ---------    ---------    ---------
Gross profit                               68,331       25.12        65,367       22.56

Selling, general and administrative
 expenses ("SG&A"):

   Merger expense                           3,486        1.28          --          --

   Other S G & A                           63,390       23.31        63,721       21.99
                                        ---------    ---------    ---------    ---------
Total S G & A                              66,876       24.59        63,721       21.99
                                        ---------    ---------    ---------    ---------
Operating Income                            1,455         .53         1,646         .57

Interest expense, net                         919         .34         1,303         .45
                                        ---------    ---------    ---------    ---------
Earnings before income taxes                  536         .19           343         .12

Income tax expense                          1,562         .57           139         .05
                                        ---------    ---------    ---------    ---------
Net (loss) earnings                     $  (1,026)       (.38)          204         .07
                                        =========    =========    =========    =========
Net (loss) earnings per common share    $    (.14)                      .03
                                        =========                 =========
Weighted average number of common           7,170                     7,113
 shares                                 =========                 =========

Dividends declared per common share     $     .11                       .11
                                        =========                 =========




                          SIGNATURES


   Pursuant to the requirements of the  Securities Exchange Act of  1934,  the  Registrant has duly caused this  report  to  be
signed  on  its  behalf   by  the  undersigned  thereunto  duly
authorized.


                         DELCHAMPS, INC.



                         By:    /s/ Timothy E. Kullman
                            ------------------------------------
                                      Timothy E. Kullman
                       Senior  Vice  President, Chief Financial Officer,
                                   Treasurer and Secretary

Date:           October 9, 1997